Exhibit 4.12.4

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 3, 2017 (the “Effective Date”), among ALBERTSONS COMPANIES, LLC, a Delaware limited liability company (the “Company”), NEW ALBERTSONS L.P., a Delaware limited partnership (as successor by conversion to New Albertson’s, Inc., an Ohio corporation) (“NALP”), SAFEWAY INC., a Delaware corporation (“Safeway”) and ALBERTSON’S LLC, a Delaware limited liability company (“Albertsons”, together with the Company, Safeway and NALP, collectively, the “Lead Issuers), the Existing Additional Issuers and Existing Subsidiary Guarantors that are signatories hereto under the heading Existing Additional Issuers and Existing Subsidiary Guarantors (each, a “Existing Subsidiary Note Party,” and collectively, the “Existing Subsidiary Note Parties”), the New Additional Issuers and New Subsidiary Guarantors that are signatories hereto under the heading New Additional Issuers and New Subsidiary Guarantors (each, a “New Subsidiary Note Party,” and collectively, the “New Subsidiary Note Parties”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, together with its successors and assigns in such capacity, the “Trustee”).

W I T N E S S E T H :

WHEREAS the Lead Issuers and the Existing Subsidiary Note Parties have executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as May 31, 2016, providing for the issuance of the Issuers’ 6.625% Senior Notes due 2024 (the “Securities”), initially in the aggregate principal amount of $1,250,000,000;

WHEREAS, on or prior to the Effective Date, New Albertson’s, Inc. (“NAI”) has converted into a limited partnership under the laws of Delaware (the “Conversion”);

WHEREAS, as a result of the Conversion and without need for any further action, the Securities and the Indenture are the continuing Obligations of NALP.

WHEREAS the New Subsidiary Note Parties shall unconditionally guarantee, on a joint and several basis, all of the Issuers’ obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS the New Subsidiary Note Parties shall become “Additional Issuers”; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.    Assumption and Confirmation. Upon the consummation of the Conversion, NALP hereby expressly assumes, agrees and confirms its continuing obligation notwithstanding the Conversion, promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by NALP under the Indenture and the Securities. NALP hereby confirms (i) its continuing agreement to be bound by all the terms, provisions and conditions of the Indenture and the Securities notwithstanding the Conversion, and (ii) that it may exercise every right and power of NALP under the Indenture and the Securities notwithstanding the Conversion.

3.    Subsidiary Guarantee.

Each New Subsidiary Note Party, as a Subsidiary Guarantor, hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

4.    Agreement to Assume Issuer Obligations.

(a)     Each New Subsidiary Note Party, as an Additional Issuer, hereby agrees, to unconditionally assume, jointly and severally with the Lead Issuers, the Obligations under the Securities and the Indenture as an Issuer (as defined in the Indenture) under the Indenture.

(b)    Each Lead Issuer, joint and severally, confirms that nothing in this Supplemental Indenture relieves any Lead Issuer of its Obligations under the Securities and the Indenture.

5.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.    Trustee Makes No Representation. The Trustee makes no representation as to the recitals or the validity or sufficiency of this Supplemental Indenture.

8.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Lead Issuers

ALBERTSONS COMPANIES, LLC

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

ALBERTSON’S LLC

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

NEW ALBERTSONS L.P.

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

SAFEWAY INC.

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

[Fourth Supplemental Indenture (2024 Notes)]

Existing Additional Issuers and Existing Subsidiary Guarantors

UNITED SUPERMARKETS, L.L.C.

By:	/s/ Bradley Beckstrom
	Name:	Bradley R. Beckstrom
	Title:	Group Vice President, Real Estate &
Business Law & Assistant Secretary

SPIRIT ACQUISITION HOLDINGS LLC

By:	/s/ Bradley Beckstrom
	Name:	Bradley R. Beckstrom
	Title:	Group Vice President, Real Estate &
Business Law & Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

ABS FINANCE CO., INC.
ACME MARKETS, INC.
AMERICAN DRUG STORES LLC
AMERICAN PARTNERS, L.P.
AMERICAN PROCUREMENT AND LOGISTICS COMPANY LLC
AMERICAN STORES COMPANY, LLC
APLC PROCUREMENT, INC.
ASC MEDIA SERVICES, INC.
ASP REALTY, LLC
CLIFFORD W. PERHAM, INC.
JETCO PROPERTIES, INC.
JEWEL COMPANIES, INC.
JEWEL FOOD STORES, INC.
LUCKY STORES LLC
OAKBROOK BEVERAGE CENTERS, INC.
SHAW’S REALTY CO.
SHAW’S SUPERMARKETS, INC.
SSM HOLDINGS COMPANY
STAR MARKETS COMPANY, INC.
STAR MARKETS HOLDINGS, INC.
WILDCAT MARKETS OPCO LLC
NAI SATURN EASTERN LLC
COLLINGTON SERVICES LLC
GIANT OF SALISBURY, INC.
ALBERTSONS COMPANIES SPECIALTY CARE, LLC
MEDCART SPECIALTY CARE, LLC

By:	/s/ Gary Morton
	Name:	Gary Morton
	Title:	Vice President, Treasurer & Assistant Secretary

SHAW’S REALTY TRUST

By:	/s/ Gary Morton
	Name:	Gary Morton
	Title:	Trustee

[Fourth Supplemental Indenture (2024 Notes)]

FRESH HOLDINGS LLC
AMERICAN FOOD AND DRUG LLC
EXTREME LLC
NEWCO INVESTMENTS, LLC
NHI INVESTMENT PARTNERS, LP
AMERICAN STORES PROPERTIES LLC
JEWEL OSCO SOUTHWEST LLC
SUNRICH MERCANTILE LLC
ABS REAL ESTATE HOLDINGS LLC
ABS REAL ESTATE INVESTOR HOLDINGS LLC
ABS REAL ESTATE CORP.
ABS REAL ESTATE OWNER HOLDINGS LLC
ABS MEZZANINE I LLC
ABS TX INVESTOR GP LLC
ABS FLA INVESTOR LLC
ABS TX INVESTOR LP
ABS SW INVESTOR LLC
ABS RM INVESTOR LLC
ABS DFW INVESTOR LLC
ASP SW INVESTOR LLC
ABS TX LEASE INVESTOR GP LLC
ABS FLA LEASE INVESTOR LLC
ABS TX LEASE INVESTOR LP
ABS SW LEASE INVESTOR LLC
ABS RM LEASE INVESTOR LLC
ASP SW LEASE INVESTOR LLC
AFDI NOCAL LEASE INVESTOR LLC
ABS NOCAL LEASE INVESTOR LLC
ASR TX INVESTOR GP LLC
ASR TX INVESTOR LP
ABS REALTY INVESTOR LLC
ASR LEASE INVESTOR LLC

By:	/s/ Bradley Beckstrom
Name:	Bradley R. Beckstrom
Title:	Group Vice President, Real Estate & Business Law, and Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

GOOD SPIRITS LLC

By:	/s/ Bradley Beckstrom
Name:	Bradley R. Beckstrom
Title:	Group Vice President & Secretary

[Fourth Supplemental Indenture (2024 Notes)]

ABS REALTY LEASE INVESTOR LLC
ABS MEZZANINE II LLC
ABS TX OWNER GP LLC
ABS FLA OWNER LLC
ABS TX OWNER LP
ABS TX LEASE OWNER GP LLC
ABS TX LEASE OWNER LP
ABS SW OWNER LLC
ABS SW LEASE OWNER LLC
LUCKY (DEL) LEASE OWNER LLC
SHORTCO OWNER LLC
ABS NOCAL LEASE OWNER LLC
LSP LEASE LLC
ABS RM OWNER LLC
ABS RM LEASE OWNER LLC
ABS DFW OWNER LLC
ASP SW OWNER LLC
ASP SW LEASE OWNER LLC
NHI TX OWNER GP LLC
EXT OWNER LLC
NHI TX OWNER LP
SUNRICH OWNER LLC
NHI TX LEASE OWNER GP LLC
ASR OWNER LLC
EXT LEASE OWNER LLC
NHI TX LEASE OWNER LP
ASR TX LEASE OWNER GP LLC
ASR TX LEASE OWNER LP
ABS MEZZANINE III LLC
ABS CA-O LLC
ABS CA-GL LLC
ABS ID-O LLC
ABS ID-GL LLC
ABS MT-O LLC
ABS MT-GL LLC
ABS NV-O LLC
ABS NV-GL LLC

By:	/s/ Bradley Beckstrom
Name:	Bradley R. Beckstrom
Title:	Group Vice President, Real Estate & Business Law, and Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

ABS OR-O LLC
ABS OR-GL LLC
ABS UT-O LLC
ABS UT-GL LLC
ABS WA-O LLC
ABS WA-GL LLC
ABS WY-O LLC
ABS WY-GL LLC
ABS CA-O DC1 LLC
ABS CA-O DC2 LLC
ABS ID-O DC LLC
ABS OR-O DC LLC
ABS UT-O DC LLC
ABS DFW LEASE OWNER LLC

By:	/s/ Bradley Beckstrom
	Name:	Bradley R. Beckstrom
	Title:	Group Vice President, Real Estate & Business Law, and Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

USM MANUFACTURING L.L.C.
LLANO LOGISTICS, INC.

By:	/s/ Bradley Beckstrom
	Name:	Bradley R. Beckstrom
	Title:	Group Vice President, Real Estate &
Business Law & Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

SAFEWAY NEW CANADA, INC.
SAFEWAY CORPORATE, INC.
SAFEWAY STORES 67, INC.
SAFEWAY DALLAS, INC.
SAFEWAY STORES 78, INC.
SAFEWAY STORES 79, INC.
SAFEWAY STORES 80, INC.
SAFEWAY STORES 85, INC.
SAFEWAY STORES 86, INC.
SAFEWAY STORES 87, INC.
SAFEWAY STORES 88, INC.
SAFEWAY STORES 89, INC.
SAFEWAY STORES 90, INC.
SAFEWAY STORES 91, INC.
SAFEWAY STORES 92, INC.
SAFEWAY STORES 96, INC.
SAFEWAY STORES 97, INC.
SAFEWAY STORES 98, INC.
SAFEWAY DENVER, INC.
SAFEWAY STORES 44, INC.
SAFEWAY STORES 45, INC.
SAFEWAY STORES 46, INC.
SAFEWAY STORES 47, INC.
SAFEWAY STORES 48, INC.
SAFEWAY STORES 49, INC.
SAFEWAY STORES 58, INC.
SAFEWAY SOUTHERN CALIFORNIA, INC.
SAFEWAY STORES 28, INC.
SAFEWAY STORES 42, INC.
SAFEWAY STORES 99, INC.
SAFEWAY STORES 71, INC.
SAFEWAY STORES 72, INC.
SSI – AK HOLDINGS, INC.
DOMINICK’S SUPERMARKETS, LLC
DOMINICK’S FINER FOODS, LLC
RANDALL’S FOOD MARKETS, INC.
SAFEWAY GIFT CARDS, LLC
SAFEWAY HOLDINGS I, LLC
GROCERYWORKS.COM, LLC

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

GROCERYWORKS.COM OPERATING COMPANY, LLC
THE VONS COMPANIES, INC.
STRATEGIC GLOBAL SOURCING, LLC
GFM HOLDINGS LLC
RANDALL’S HOLDINGS, INC.
SAFEWAY AUSTRALIA HOLDINGS, INC.
SAFEWAY CANADA HOLDINGS, INC.
AVIA PARTNERS, INC.
SAFEWAY PHILTECH HOLDINGS, INC.
CONSOLIDATED PROCUREMENT SERVICES, INC.
CARR-GOTTSTEIN FOODS CO.
SAFEWAY HEALTH INC.
LUCERNE FOODS, INC.
EATING RIGHT LLC
LUCERNE DAIRY PRODUCTS LLC
LUCERNE NORTH AMERICA LLC
O ORGANICS LLC
DIVARIO VENTURES LLC
CAYAM ENERGY, LLC
GFM HOLDINGS I, INC.

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

GENUARDI’S FAMILY MARKETS LP

By: GFM HOLDINGS LLC, its general partner

By:	/s/ Laura A. Donald
	Name:	Laura A. Donald
	Title:	Vice President & Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

RANDALL’S FOOD & DRUGS LP

By: RANDALL’S FOOD MARKETS, INC., its general partner

By:	/s/ Laura A. Donald
	Name:	Laura A. Donald
	Title:	Vice President & Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

RANDALL’S MANAGEMENT COMPANY, INC.
RANDALL’S BEVERAGE COMPANY, INC.

By:	/s/ Miles Kendall
	Name:	Miles Kendall
	Title:	President, Treasurer & Secretary

[Fourth Supplemental Indenture (2024 Notes)]

RANDALL’S INVESTMENTS, INC.

By:	/s/ Elizabeth A. Harris
	Name:	Elizabeth A. Harris
	Title:	Vice President & Secretary

[Fourth Supplemental Indenture (2024 Notes)]

New Additional Issuers and New Subsidiary Guarantors

ALBERTSON’S STORES SUB LLC

By:	/s/ Bradley Beckstrom
	Name:	Bradley Beckstrom
	Title:	Group Vice President, Real Estate & Business Law & Assistant Secretary

AB MANAGEMENT SERVICES CORP.

By:	/s/ Bradley Beckstrom
	Name:	Bradley Beckstrom
	Title:	Group Vice President, Real Estate & Business Law & Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

NAI HOLDINGS GP LLC

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

[Fourth Supplemental Indenture (2024 Notes)]

DINEINFRESH, INC.

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President, Corporate Law & Assistant Secretary

[Fourth Supplemental Indenture (2024 Notes)]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Hallie E. Field
	Name:	Hallie E. Field
	Title:	Assistant Vice President

[Fourth Supplemental Indenture (2024 Notes)]